 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2020 (September 11, 2020)

Phibro Animal Health Corporation

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(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	01-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

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(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

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(Registrant’s telephone number, including area code)

Not Applicable

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(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PAHC	NASDAQ Stock Market

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)       On September 17, 2020, Phibro Animal Health Corporation (the “Company”) announced that on September 11, 2020, Richard G. Johnson informed the Company that he will retire from his position as Chief Financial Officer of the Company effective November 15, 2020, subsequent to the Company’s 2020 annual meeting and completion of the Company’s earnings report for the quarter ending September 30, 2020. Mr. Johnson will continue with the Company for a period of time in an advisory capacity to ensure a smooth transition with his successor.

(c)       On September 17, 2020, the Company announced that on September 14, 2020, the Company entered into an offer letter with Damian Finio (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Finio will become employed by the Company on October 26, 2020, and will succeed Mr. Johnson in the role of Chief Financial Officer of the Company effective November 15, 2020.

Since February 2018, Mr. Finio, age 50, has served as Chief Financial Officer and Corporate Secretary of Teligent, Inc., a publicly traded global manufacturer and distributor of topical pharmaceutical products in the United States and injectable pharmaceutical products in Canada. Until July 2020, Mr. Finio also served as the Corporate Secretary of Teligent. Mr. Finio has over 29 years of financial management experience. From November 2015 through January 2018, Mr. Finio served as Chief Financial Officer of Virtus Pharmaceuticals LLC, a specialty pharmaceutical company covering a broad range of therapeutic areas. From August 2014 through November 2015, Mr. Finio was SVP Finance of Heritage Pharmaceuticals Inc. (now known as Avet Pharmaceuticals Inc.), a marketer of generic pharmaceutical products. Earlier in his career, Mr. Finio served as VP Finance of Daiichi Sankyo Pharma Development, CFO of West-Ward Pharmaceuticals (now known as Hikma), and spent nearly 14 years in a variety of financial roles of increasing responsibility at AstraZeneca. He began his career in public accounting at KPMG LLP. Mr. Finio has a Bachelor of Science in Accounting from The Pennsylvania State University and a Masters in Business Administration from the University of Delaware, and is an (inactive) Certified Public Accountant and (inactive) Certified Treasury Professional.

There are no family relationships between Mr. Finio and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Finio that would require disclosure under Item 404(a) of Regulation S-K.

Summary of Offer Letter to Mr. Finio

Pursuant to the Offer Letter, Mr. Finio will receive a base salary of $450,000, which is subject to periodic review by the Company, and a bonus opportunity that has a target payout of 50% of his base salary. For our fiscal year ended June 30, 2021, Mr. Finio’s bonus will be pro-rated based on his start date. In addition, Mr. Finio will receive a signing bonus in the gross amount of $150,000, which will be paid in two equal payments, with the first $75,000 paid within thirty (30) days of the commencement of his employment and the second $75,000 paid six months from the commencement of his employment, provided in each case Mr. Finio is still employed by the Company on the applicable payment date. Mr. Finio will be bound by customary confidentiality, noncompete, nonsolicitation, and intellectual property provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION Registrant

Date: September 17, 2020

	By:	/s/ Thomas G. Dagger
	Name: Title:	Thomas G. Dagger Senior Vice President, General Counsel and Corporate Secretary